Exhibit 10.1

NOTE PAYABLE AGREEMENT

Between Infinite Group, Inc. and Harry A. Hoyen III, IRA

Dated May 7, 2019

Whereas: Infinite Group, Inc., a Delaware corporation whose address is 175 Sully’s Trail, Suite 202, Pittsford, NY 14534, (“ the Company”) desires to borrow Five Hundred Thousand dollars ($500,000) from Harry A. Hoyen.

Whereas: PENSCO Trust Company, Custodian, FBO Harry A. Hoyen III, IRA, an individual retirement account, with an address at PO Box 173859, Denver, CO 80217 ("Lender"), desires to lend the Company the principal sum of Five Hundred Thousand Dollars ($500,000.00). Lender agrees to provide principal advances to the Company as follows:
●
$200,000 on May 8, 2019;
●
$150,000 on June 17, 2019; and
●
$150,000 on August 19, 2019.

The Company may, at its option, defer payment of any principal advance upon providing Lender with written notice of deferment of at least ten business days prior to the scheduled advance date. The Company may request payment of a deferred principal advance upon providing Lender with written notice of at least ten business days prior to a new advance date and the amount of the requested advance. Written notice shall always be made by email message, and secondly, by fax or first-class mail based on the date the notice is sent.

The Company agrees to use proceeds for working capital purposes including but not limited to auditor fees, business development, sales enablement, marketing, and market development through structured activities and events.

Wherefore: The Company and Lender hereunder create this Note Payable Agreement (“Agreement” or “Note”) between the Company and Lender to memorialize the terms, conditions and consideration to effectuate the foregoing.

PAYMENT TERMS: The Company shall pay Lender quarterly interest only payments during the term of the Agreement. Interest payments shall be due to the Lender within ten calendar days from each calendar quarter end. Each quarterly payment of interest shall be adjusted based on the principal outstanding for the actual number of days in each period and applying the interest rate.

INTEREST: Interest is calculated at the annual rate of 7.5% (seven and one-half percent). Interest shall be calculated based on the principal balance as may be adjusted from time to time to reflect advances and payments of principal made hereunder. Interest on the unpaid balance of this Note shall accrue daily.

DUE DATE: The outstanding principal balance of this Note shall be due and payable on August 31, 2026. The Company shall have the right, at its option and without prior notice to Lender, and without penalty, to prepay all or any part of the outstanding principal amount and accrued interest of this Note at any time.

FEE: In consideration for providing this financing, the Company shall grant to Lender a stock option to purchase a total of 2,500,000 shares of the Company's Common Stock, par value $.001 per share at $.02 (two cents) per share (“Stock Option”). Such option shall become fully vested and exercisable on the date of receipt by the Company of the first advance. This Stock Option shall expire on August 31, 2026.

DEFAULT BY LENDER: If Lender refuses or is unable to make any of the principal advances to the Company at the agreed upon dates, Lender agrees to accept a reduction in the Fee. The Fee shall be reduced by the total amount of principal advances that are not made divided by $500,000 and multiplied by 2,500,000 Common shares. The Company and Lender agree that the Stock Option shall be cancelled, and the Company shall issue a new stock option agreement to the Lender with the number of shares of the Company’s Common Stock as adjusted herein.

DEFAULT BY THE COMPANY: The Company shall be in default of this Agreement on the occurrence of any of the following events:

(i)
failure of the Company to pay the principal amount of this Note together with accrued interest within twenty (20) business days following the Lender’s written notice of default and demand;

(ii)
the Company shall be dissolved or liquidated;

(iii)
the bankruptcy of the Company or the filing by Company of a voluntary petition under any provision of the bankruptcy laws; the institution of bankruptcy proceedings in any form against the Company which shall be consented to or permitted to remain undismissed or unstayed for ninety days; or the making by the Company of an assignment for the benefit of creditors;

(iv)
the Company shall commence any case, proceeding, or other action under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors, or any such action shall be commenced against the undersigned;

(v)
the Company shall suffer a receiver to be appointed for it or for any of its property or shall suffer a material garnishment, attachment, levy or execution; or

(vi)
the taking of any judgment against the Company, which judgment is not paid in accordance with its terms, satisfied, discharged, stayed or bonded within ninety (90) days from the entry thereof.

Upon the occurrence of any such Default event (Breach) Lender may demand the entirety of the outstanding amount due from the Company to Lender.

No failure on the part of Lender to exercise, and no delay in exercising, any of the rights provided for in this Note and Agreement shall operate as a waiver thereof, nor shall any single or partial exercise by Lender of any right preclude any other or future exercise thereof or the exercise of any other right.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without reference to conflicts of law principles. With respect to any matters that may be heard before a court of competent jurisdiction, the parties consent to the jurisdiction and venue of the courts of Monroe County, New York or of any federal court located in the Western District of New York.

This Agreement and any exhibits attached hereto constitutes the entire agreement between the parties concerning the subject matter hereof. All prior agreements, discussions, warranties and covenants are merged herein. This Agreement may only be amended in writing and duly executed by all parties.

REMEDIES: Upon default of this Agreement, Lender may declare the entire amount due and owing hereunder to be immediately due and payable. Lender may also use all remedies in law and in equity to enforce and collect the amount owed under this Note.

The Company hereby waives demand, presentment, notice of dishonor, diligence in collecting, grace and notice of protest.

RECORDS: The Company shall maintain records in compliance with generally accepted accounting principles that provide sufficient details of each borrowing, payments of principal and interest, and computations of each periodic payment. Upon Lender’s request, the Company shall reconcile such records to those of Lender to assure each party is in agreement of the principal amount outstanding, principal paid, interest paid, and interest accrued under the terms of this Note.

This Agreement has been duly and validly authorized, executed and delivered by the Company and this Agreement is the valid and binding agreement of the Company enforceable in accordance with its terms.

IN WITNESS WHEREOF, the Company and Lender have caused this Agreement to be executed and delivered as set forth above.

Infinite Group, Inc.

By: ___/s/ James Villa_________________________________

James Villa, President

PENSCO Trust Company, Custodian, FBO Harry A Hoyen III, IRA

By:___/s/ Pensco Trust Company_____________________________

APPROVAL OF AGREEMENT. Harry A. Hoyen III has authorized the execution and delivery of this Note Payable Agreement and has approved the transactions contemplated hereby.

By: __/s/ Harry A. Hoyen III__________________________________

Harry A. Hoyen III

3